EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS FIRST QUARTER 2015 RESULTS

First quarter revenue increased 25.9% year-over-year to $39.1 million

AUSTIN, Texas, May 6, 2015 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the first quarter ended March 31, 2015.
First Quarter 2015 Revenue Highlights

•	Total revenue in the first quarter of 2015 increased 25.9% to $39.1 million, compared to $31.1 million in the first quarter of 2014. On a constant currency basis, total revenue grew 31.4%.

•	Revenue from exclusive technology products in the first quarter of 2015 grew 34.6% to $35.9 million, compared to $26.7 million in the first quarter of 2014.

•	Revenue in the United States increased 35.2% to $31.3 million in the first quarter of 2015, compared to $23.2 million in the first quarter of 2014, and represented 80.1% of total revenue.

•
International revenue decreased 1.4% during the first quarter of 2015 to $7.8 million compared to $7.9 million in the first quarter of 2014, and represented 19.9% of total revenue. On a constant currency basis, international revenue grew 20.2% during the same period.

Revenue from sales of the Company’s exclusive cervical products grew 48.9% in the first quarter of 2015 to $26.5 million, compared with $17.8 million in the first quarter of 2014, due principally to the growth from the Mobi-C® cervical disc. Additionally, revenue from LDR's exclusive lumbar products in the first quarter increased 6.0% to $9.4 million, compared with $8.9 million in the first quarter of 2014. Along with growth in the Company’s non-fusion products, led by Mobi-C, LDR’s VerteBRIDGE® fusion products for both the cervical and lumbar spine continued to grow, in part, because surgeons who were trained on the use of Mobi-C were introduced to the VerteBRIDGE exclusive technology product lines for use in surgical cases where fusion is appropriate.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “We are gratified by the demand for our products by our spine surgeon customers. As our results show, the uniqueness of LDR’s products continues to support sustainable revenue growth. While both our exclusive technology lines grew, cervical continues to be the primary driver of total revenue growth as we are increasingly recognized as a leader in bringing a global cervical solution to surgeons with non-fusion and fusion technologies.” He added, “Our lumbar products grew above the market, and we will continue to focus more on this area where we see opportunities to improve patient outcomes by providing new surgical alternatives to surgeons.”
Gross profit for the first quarter of 2015 was $32.7 million and gross margin was 83.5%, compared to gross profit of $25.8 million and gross margin of 83.1% for the first quarter of 2014. The improvement in gross margin is due to better freight rate management and lower inventory reserves associated with the value of our inventory, partially offset by royalties due to product mix.
Net loss for the first quarter of 2015 was $3.2 million, or $0.12 per share, compared to a net loss of $3.5 million, or $0.15 per share, for the same quarter a year ago.
Adjusted EBITDA for the first quarter of 2015 was $(1.4) million compared to adjusted EBITDA of $(1.0) million for the first quarter of 2014.

Mr. Lavigne added, “We continued to execute on our Horizon 2016 plan in the first quarter, making investments in sales, marketing, physician education and reimbursement to develop and adapt our organization to take advantage of our ‘first mover’ position with Mobi-C being the only FDA-approved two-level cervical disc replacement solution.”
He continued, “We are pleased that data related to our unique technologies were included in six podium presentations at the International Society for the Advancement of Spine Surgery (ISASS) Annual Conference from April 15 to April 17, 2015, including 5-year data from the PMA trial on Mobi-C versus fusion for one- and two-level disc disease. Spine surgeons often regard 5-year data as an important milestone to evaluate an implant’s demonstrable long-term clinical benefit and reliability. We believe that these podium presentations, along with those at the North American Spine Society conference last November and upcoming presentations at other international spine societies, will be important in establishing Mobi-C as a leading non-fusion option for surgeons and their patients. We believe the dissemination of the 5-year PMA trial data and the publication of a study of the cost effectiveness of cervical total disc replacement with Mobi-C versus fusion for the treatment of two-level degenerative disc disease in the prestigious journal JAMA Surgery, has been and will continue to be important as payors make coverage decisions in the foreseeable future.”
Balance Sheet and Liquidity
As of March 31, 2015, LDR had $65.4 million in cash and cash equivalents, $93.7 million in working capital (including cash and cash equivalents) and $24.1 million in debt.
2015 Guidance
Based on LDR’s results for the quarter ended March 31, 2015, LDR expects revenue growth for the full year 2015 to be in the range of 18% to 19%, before any foreign exchange impact. This implies revenues, before any foreign exchange impact, in the range of approximately $166.7 million to $168.1 million for the full year 2015. Based on current foreign exchange rates, changes in foreign exchange rates are expected to negatively impact 2015 revenue by 5% to 6%.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its first quarter and fiscal year 2015 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR’s website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 29767206. For those who are not available to listen to the live webcast, the call will be archived for 90 days on LDR’s website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR’s market opportunities, growth, future revenues, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR’s Risk Factors disclosure in its Annual Report on Form 10-K, filed on February 20, 2015, and in LDR’s other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures, such as Adjusted EBITDA and revenue on a constant currency basis, in this press release and accompanying tables.
Management defines Adjusted EBITDA as operating income (loss) plus depreciation and amortization and stock-based compensation expense. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR’s management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company’s liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA has limitations that should be considered before using this measure to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR’s operating results and liquidity requirements. Management’s definition and calculation of Adjusted EBITDA may differ from that of other companies.
Management calculates revenue on a constant currency basis by using the average foreign exchange rates in the monthly periods during the previous year and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant currency basis to improve comparability between periods as though fluctuations from changes in foreign currency did not exist.
Revenue on a constant currency basis should not be considered in isolation or as a substitute for revenue prepared in accordance with GAAP as it is not indicative of revenue as determined under GAAP.

Management’s calculation of revenue on a constant currency basis may differ from that of other companies.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows.

Contacts
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Bob Yedid
Managing Director
ICR, Inc.
(646) 277-1250
bob.yedid@icrinc.com

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2015	December 31, 2014
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$65,410	$73,883
Accounts receivable, net	27,132	26,484
Inventory, net	25,969	24,996
Other current assets	9,118	4,864
Prepaid expenses	1,798	1,419
Deferred tax asset, current	265	296
Total current assets	129,692	131,942
Property and equipment, net	20,122	19,025
Goodwill	6,621	6,621
Intangible assets, net	3,588	3,858
Deferred tax assets	192	192
Other assets	167	171
Total assets	$160,382	$161,809
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,616	$8,302
Accrued expenses	21,519	19,366
Short-term financing	4,010	4,343
Current portion of long-term debt	801	1,009
Total current liabilities	35,946	33,020
Line of credit, net of discount	18,166	18,166
Long-term debt, net of discount and current portion	1,114	1,422
Deferred tax liabilities	661	740
Other long-term liabilities	900	760
Total liabilities	56,787	54,108
Commitments and contingencies
Stockholders' equity:
Common stock	27	27
Treasury stock at cost	(8)	(8)
Additional paid-in capital	208,759	205,920
Accumulated other comprehensive loss	(7,261)	(3,500)
Accumulated deficit	(97,922)	(94,738)
Total stockholders' equity	103,595	107,701
Total liabilities and stockholders' equity	$160,382	$161,809

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$39,115	$31,068
Cost of goods sold	6,443	5,256
Gross profit	32,672	25,812
Operating expenses:
Research and development	3,013	3,394
Sales and marketing	26,384	18,915
General and administrative	8,536	6,522
Total operating expenses	37,933	28,831
Operating loss	(5,261)	(3,019)
Other operating income (expense):
Other income (expense)	2,844	(41)
Interest income	1	—
Interest expense	(181)	(276)
Accretion related to discounts on long-term debt	(4)	(6)
Total other income (expense), net	2,660	(323)
Loss before income taxes	(2,601)	(3,342)
Income tax expense	(583)	(157)
Net loss	(3,184)	(3,499)
Other comprehensive loss:
Foreign currency translation	(3,760)	(48)
Comprehensive loss	$(6,944)	$(3,547)
Net loss per common share:
Basic and diluted	$(0.12)	$(0.15)
Weighted average number of shares outstanding:
Basic and diluted	26,770,071	24,083,796

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net loss	$(3,184)	$(3,499)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	210	202
Provision for excess and obsolete inventories	84	424
Depreciation and amortization	1,442	959
Stock-based compensation	2,391	1,040
Amortization of debt issuance costs on the line of credit	4	6
Deferred income tax expense	—	92
Loss on disposal of assets	8	105
Unrealized foreign currency gains	(2,514)	(53)
Changes in operating assets and liabilities:
Accounts receivable	(1,492)	(316)
Prepaid expenses and other current assets	(4,920)	(1,138)
Inventory	(2,393)	(3,523)
Other assets	—	3
Accounts payable	421	1,027
Accrued expenses	2,430	(679)
Other long-term liabilities	200	—
Net cash used in operating activities	(7,313)	(5,350)
Investing activities:
Proceeds from sale of property and equipment	30	—
Purchase of intangible assets	(211)	(179)
Purchase of property and equipment	(1,452)	(695)
Net cash used in investing activities	(1,633)	(874)
Financing activities:
Exercise of stock options	688	211
Proceeds from Employee Stock Purchase Plan	517	1,354
Net proceeds (payments) on short-term financings	(131)	(1,652)
Payments on capital leases	(4)	(13)
Payments on long-term debt	(268)	(470)
Net cash provided by (used in) financing activities	802	(570)
Effect of exchange rate on cash	(329)	(44)
Net change in cash and cash equivalents	(8,473)	(6,838)
Cash and cash equivalents, beginning of period	73,883	56,678
Cash and cash equivalents, end of period	$65,410	$49,840

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF OPERATING LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except margin percentages)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating loss, as reported	$(5,261)	$(3,019)
Add back:
Depreciation and amortization	1,442	959
Stock-based compensation	2,391	1,040
Non-GAAP adjusted EBITDA	$(1,428)	$(1,020)
Non-GAAP adjusted EBITDA margin	(3.7)%	(3.3)%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE ON A CONSTANT CURRENCY BASIS
(in thousands)
(Unaudited)

	Using Foreign Exchange Rates From the First Quarter of 2014
	Three Months Ended March 31,		Change 2015/2014
	2015	2014	$	%
Revenue in the United States	$31,320	$23,162	$8,158	35.2%
International revenue	7,795	7,906	(111)	(1.4)
Total GAAP total revenue	39,115	31,068	8,047	25.9

Foreign exchange impact on international revenue	1,706	—

Non-GAAP international revenue on a constant currency basis (1)	9,501	7,906	1,595	20.2%
Non-GAAP total revenue on a constant currency basis (1)	$40,821	$31,068	$9,753	31.4%
__________

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates in the monthly periods during the previous year and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table above.